Exhibit 99.1

 Deckers Outdoor Corporation to Present at the 6th Annual ICR XChange Leisure & Lifestyle Conference; Company Raises Fiscal 2004 Guidance

   GOLETA, Calif.--(BUSINESS WIRE)--Jan. 14, 2004--Deckers Outdoor Corporation (Nasdaq:DECK) today announced that the Company will make a presentation at the 6th Annual ICR XChange Leisure & Lifestyle Conference at the Hyatt Regency Resort & Spa in Huntington Beach, CA on Thursday, January 15, 2004 at 9:25 a.m. Pacific Time. The presentation will be simultaneously broadcast on the Internet and will be available at www.deckers.com and www.icrxchange.com.
   Deckers believes that based on the heightened demand for the Company's Ugg product line it is raising its fiscal 2004 sales guidance to a range of $133 million to $140 million versus its previous guidance of $126 million to $132 million. The Company currently expects 2004 sales of its Teva product line to be approximately $82 million to $84 million, Simple to be approximately $9 million to $11 million and Ugg to be approximately $42 million to $45 million, including both wholesale sales and the sales of its internet and catalog retail business. As a result, it is also raising its fiscal 2004 diluted earnings per share estimate to a range of $1.02 to $1.06, versus its previous guidance of $0.92 to $0.96, and compared to the current analyst consensus estimate of $0.96. The Company believes that given the nature of the products which are subject to the increased demand combined with the short term production capacity constraints, the vast majority of the increased business is expected to occur in the second, third and fourth quarters of 2004.
   Deckers Outdoor Corporation builds niche products into global lifestyle brands by designing and marketing innovative, functional and fashion-oriented footwear, developed for both high performance outdoor activities and everyday casual lifestyle use. The Company's products are offered under the Teva, Simple and Ugg brand names.

   All statements in this press release that are not historical facts are forward-looking statements, including the Company's estimates regarding sales and earnings per share results for the year ending December 31, 2004 and its expectations regarding the timing of the potential incremental sales and earnings per share results. These forward-looking statements are based on the Company's expectations as of today, January 14, 2004. No one should assume that any forward-looking statement made by the Company will remain consistent with the Company's expectations after the date the forward-looking statement is made. The Company intends to continue its practice of not updating forward-looking statements until its next quarterly results announcement. In addition, such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Many of the risks, uncertainties and other factors are discussed in detail in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. Among the factors that could impact results are the general economic conditions and strength or weakness in the retail environments in which the Company's products are sold. In addition, the Company's sales are highly dependent on consumer preferences, which are difficult to assess and can shift rapidly. Any shift in consumer preferences away from one or more of the Company's product lines could result in lower sales as well as obsolete inventory, both of which could adversely affect the Company's results of operations, financial condition and cash flows. The Company also depends on its customers continuing to carry and promote its various lines. Availability of products can also affect the Company's ability to meet its customers' orders. Sales of the Company's products, particularly those under the Teva(R) and Ugg(R) lines, are very sensitive to weather conditions. Extended periods of unusually cold weather during the spring and summer could adversely impact demand for the Company's Teva(R) line. Likewise, unseasonably warm weather during the fall and winter months could adversely impact demand for the Company's Ugg(R) product line. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained in the 2002 Annual Report on Form 10-K, the Quarterly Reports on Form 10-Q or this news release.

    CONTACT: Deckers Outdoor Corporation
             Scott Ash, 805-967-7611
                 or
             Investor Relations:
             Integrated Corporate Relations, Inc.
             Chad A. Jacobs or Brendon Frey, 203-222-9013